ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into effective as of this 3rd day of December, 2014, by and between Professional Center Associates, Limited Partnership, an Ohio limited partnership ("Assignor"), and AEI Net Lease Income & Growth Fund XX Limited Partnership, a Minnesota limited partnership ("Assignee").

RECITALS:

A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated July 10, 2014, as it may have been amended (the "Agreement"), pursuant to which Assignee is acquiring from Assignor the real property and improvements, located on property more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference.

B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey,

transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease Agreement dated on or about August 2, 2011 (as amended, the "Lease"), by and between Assignor and Bio-Medical Applications of Ohio, Inc. (the "Tenant"), including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

C. Assignor is the Landlord under the Lease with full right and title to assign the

Lease and the Rent to Assignee as provided herein. The Lease is valid, in full force and effect and has not been pledged, modified or amended. So far as is known to Assignor, there is no default by Tenant under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

1    Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").

2. Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date. Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, or as a result of Assignor's failure to fulfill the landlord's duties and obligations accruing under the Lease, prior to the Effective Date. Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses, including reasonable attorney's fees, arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income arising from the Lease prior to the Effective Date.

3. Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the successors and assigns of each such party.

6. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

[Signatures appear on the following pages.]

             IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the day and year first above written.

ASSIGNOR:	Professional Center Associateds, Limited
Partnership, an Ohio limited partnership

	By:	A & M Green Properties, LLC
	Its:	General Partner

	By:	/s/ Charles A Mockbee
Charles A Mockebb, Manager

STATE OF OHIO               )

         ) ss.
            COUNTY OF SUMMIT     )

The forgoing instrument was acknowledged before me this 2nd day of December, 2014 by Charles A. Mockbee, as manager of A & M Green Properties, LLC, an Ohio limited liability company, the general partner of Professional Center Associates, Limited Partnership, an Ohio limited partnership, on behalf of said entities.

                WITNESS my hand and official seal.

/s/ Lee S Walko
Notary Public

My Commission expires

                                      [Notarial Seal]

Lee S. Walko, Attorney It Law
Resident Summit County
Rotary Public, State of Ohio
My Commission Has No Expiration Date

ASSIGNEE:

AEI Net Lease Income & Growth Fund XX
Limited Partnership, a Minnesota limited partnership

By:	AEI Fund Management XX, Inc.
a Minnesota corporation
Its: Corporate General Partner

By:	/s/ ROBERT P JOHNSON
Robert P Johnson, its Presdient

STATE OF MINNESOTA

) ss.

CITY/COUNTY OF RAMSEY

The forgoing instrument was acknowledged before me this 2 day of  December, 2014, by Robert P. Johnson, as President of AEI Fund Management XX, Inc., a Minnesota corporation, the corporate general partner of AEI Net Lease Income & Growth Fund XX Limited Partnership, a Minnesota limited partnership, on behalf of said entities.

WITNESS my hand and official seal.	/s/ Sara L Jaspers
[Notarial Seal]

This instrument prepared by: Lee S. Walko, Esq. Brennan, Manna & Diamond, LLC The Carnegie Building 75 East Market Street Akron, Ohio 44308 330-253-5060	Sara L. Jaspers Notary Public Minnesota My Commission Expires 01/31/2017

EXHIBIT A

TO ASSIGNMENT AND ASSUMPTION OF LEASE

Legal Description

Situated in the City of Green (formerly Green Township), County of Summit and State of Ohio and known as being part of the Northwest Quarter of Section 15 of said former township and more fully described as follows:

Beginning at an iron pin found in a monument box at the intersection of the centerline of Corporate Woods Parkway (60 foot R/W) and the south line of the said quarter section; thence N. 00°11'51° E., 242.41 feet along the centerline of said Corporate Woods Parkway to an iron pin found in a monument box at a point of curvature; thence counterclockwise along the arc of the curve of the centerline of said road an arc distance of 170.76 feet (radius = 300.00 feet, tangent = 87.76 feet, chord = 168.46 feet, chord bearing = N. 16°06'31" W., and delta =32°36'43") to a point; thence N. 45°27'33" E., 30.62 feet to an iron pin found on the right-of-way of said road and being the True Place of Beginning for the land herein described,

Thence counterclockwise along the arc of the curve of said right-of-way an arc distance of 150.25 feet (radius = 330.00 feet, tangent = 76.45 feet, chord = 148.95 feet, chord bearing = N. 46°34'28" W., and delta = 26°0510") to a railroad spike set on said right of way;

Thence N. 45°18'16" E., 321.12 feet to a 518 inch open iron pin found;

Thence S 30°2748" E, 154.36 feet along said right-of-way to an iron pin found;

Thence S. 45°2713" W., 278.29 feet to the True Place of Beginning and containing 1.0075 acres of land as surveyed by Fred. A. Himmelreich, P.S. No. 6477 of Mosyjowski and Asscociates Engineers in October of 2004 and subject to all legal highways, easements and restrictions of record.

The Basis of Bearings, N. 00°11'51' E., is the centerline of Corporate Woods Parkway as recorded in the Corporate Woods Parkway Dedication Plat, Cabinet "F", Slide 771 of the Summit County Records.